SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549





                                 FORM 8-K


                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)October 19, 1995


              DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P.
          (Exact name of registrant as specified in its charter)


          Delaware                    0-18150                 13-3244091
(State or other jurisdiction        (Commission          (I.R.S. Employer
    of incorporation)               File Number)        Identification No.)


  Two World Trade Center, New York, New York                  10048
   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code           (212) 392-1054



       (Former name or former address, if changed since last report)

Item 5.  Other Events

     On October 19, 1995, the Partnership entered into an agreement with an unaffiliated party, to sell the Wallkill Plaza shopping center, consisting of approximately 203,000 rentable square feet. As part of the agreement, two affiliated public partnerships, Dean Witter Realty Income Partnership III, L.P. and Dean Witter Realty Yield Plus, L.P., also agreed to sell certain shopping centers owned by them.

     Bradlees, an anchor tenant in the shopping center, recently filed for bankruptcy. The bankruptcy filing may adversely impact the purchase price.

     The buyer is conducting its due diligence review, and may terminate the agreement at any time through November 30, 1995. Accordingly, there can be no assurance that the Wallkill Plaza property will be sold.

     The sale is scheduled to close December 11, 1995, but the date may be accelerated or postponed.



                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P.

                       By: Dean Witter Realty Income Properties II Inc. Managing General Partner


                       By:  /s/E. Davisson Hardman, Jr.
                            E. Davisson Hardman, Jr.
                            President




Date:  November 3, 1995